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                                                               [LOGO]
                                                            Grant Thornton LLP

                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the inclusion in this Amendment No. 3 to the Registration Statement No. 333-43343 of Java Centrale, Inc. on Form SB-2 of our report dated July 8, 1997 accompanying the consolidated financial statements of Java Centrale, Inc. and Subsidiary as of and for the three years ending March 31, 1997, and to the use of our name as it appears under the caption "Experts" in the Prospectus which is part of the Registration Statement.

       [SIGNATURE]

Sacramento, California

January 30, 1998